Cytokinetics Reports Fourth Quarter 2025 Financial Results and Provides Business Update

MYQORZO® Approved for Adults with Symptomatic Obstructive HCM in U.S., China and Europe;

U.S. Launch Underway with First Prescriptions Dispensed within Days of Drug Availability

Supplemental NDA for MAPLE-HCM Submitted to FDA in Q1 2026

Expect to Share Topline Results from ACACIA-HCM in Q2 2026

Company Provides 2026 Financial Guidance;

~$1.2 Billion in Cash, Cash Equivalents and Investments as of December 31, 2025

SOUTH SAN FRANCISCO, Calif., Feb. 24, 2026 - Cytokinetics, Incorporated (Nasdaq: CYTK) reported a management update and financial results for the fourth quarter and full year of 2025. The company also provided full year 2026 financial guidance.

“The fourth quarter of 2025 marked a defining moment for Cytokinetics with the FDA approval of MYQORZO and our transition into a commercial-stage company,” said Robert I. Blum, Cytokinetics’ President and Chief Executive Officer. “With the U.S. launch of MYQORZO now underway and our first European launch planned in Germany in Q2, we’re entering 2026 with strong momentum. Early prescribing activity and initial customer feedback reinforce that our differentiated label and REMS are resonating with HCPs and patients. We took measures in 2025 to fortify our balance sheet to support our commercial plans and continue with potential label-expanding opportunities in HCM and ongoing clinical trials in heart failure. We are well-positioned to deliver for patients, advance our pipeline, and create long-term value.”

Q4 and Recent Highlights

Cardiac Muscle Programs

MYQORZO™ (aficamten) (cardiac myosin inhibitor)

•
Received approval in December from the U.S. Food and Drug Administration (FDA) for MYQORZO (aficamten) for the treatment of adults with symptomatic obstructive hypertrophic cardiomyopathy (oHCM) to improve functional capacity and symptoms.

•
Began U.S. commercial launch of MYQORZO in January:
o
Deployed Cardiovascular Account Specialists, who began promotion to healthcare providers (HCPs) in early January.

o
Launched patient and HCP marketing campaigns across promotional channels.
o
Activated online portal for MYQORZO REMS simultaneous with drug availability.
o
Launched MYQORZO & You™ to provide personalized patient support, access and reimbursement assistance and affordability programs for eligible patients.

•
Announced approval from the China National Medical Products Administration (NMPA) for MYQORZO for the treatment of adults with New York Heart Association (NYHA) class II-III oHCM, to improve exercise capacity and symptoms.

•
Received approval from the European Commission (EC) for MYQORZO for the treatment of symptomatic (NYHA class II-III) oHCM in adult patients, following the adoption of a positive opinion recommending marketing authorization in the European Union (EU) by the Committee for Medicinal Products for Human Use (CHMP) of the European Medicines Agency (EMA).

•
Advanced European commercial readiness activities, including preparing Health Technology Assessment (HTA) dossiers for all key European markets. Expanded launch readiness activities and continued hiring of medical and commercial teams in Germany ahead of expected Q2 2026 launch.

•
The New Drug Submission (NDS) for aficamten was accepted for review by Health Canada.

•
Submitted Supplemental New Drug Application (sNDA) to the FDA for MAPLE-HCM.

•
Advanced the ongoing clinical trials program for aficamten:
o
Continued conduct of ACACIA-HCM, a pivotal Phase 3 clinical trial of aficamten in patients with non-obstructive hypertrophic cardiomyopathy (nHCM). Continued conduct in the Japan cohort of ACACIA-HCM.
o
Completed enrollment of CAMELLIA-HCM, a Phase 3 clinical trial of aficamten in Japanese patients with oHCM. CAMELLIA-HCM is being conducted by Bayer in collaboration with Cytokinetics to support potential marketing authorization in Japan.
o
Continued enrolling patients in CEDAR-HCM, a clinical trial of aficamten in a pediatric population with symptomatic oHCM.

•
Presented additional data from MAPLE-HCM at the Hypertrophic Cardiomyopathy Medical Society Scientific Sessions and American Heart Association Scientific Sessions 2025 expanding on the treatment effect of aficamten vs. metoprolol on patient symptom burden and cardiac biomarkers and showing that significantly more patients on aficamten achieved positive or complete response compared to metoprolol.

•
Published the following manuscripts:
o
“Epidemiology of Hypertrophic Cardiomyopathy in the United States From 2016 to 2023” in Journal of the American College of Cardiology: Advances.
o
“Aficamten in Obstructive Hypertrophic Cardiomyopathy: A Multi-Domain, Patient-Level Analysis of the MAPLE-HCM Trial” in Journal of the American College of Cardiology.
o
“Effect of Aficamten vs Metoprolol on Patient-Reported Health Status in Obstructive Hypertrophic Cardiomyopathy” in Journal of the American College of Cardiology.
o
“Effect of Aficamten in Women Compared with Men with Obstructive Hypertrophic Cardiomyopathy in SEQUOIA-HCM” in Circulation: Heart Failure.

o
“Efficacy and Safety of Aficamten in Children and Adolescents with Obstructive Hypertrophic Cardiomyopathy: Study Design and Rationale of CEDAR-HCM” in Circulation: Heart Failure.
o
“Efficacy and Safety of Extended Treatment with Aficamten in Symptomatic Obstructive Hypertrophic Cardiomyopathy in FOREST-HCM” in European Heart Journal.
o
“Longitudinal Analyses of Healthcare Resource Utilization and Costs Among Patients with Obstructive Hypertrophic Cardiomyopathy” in Journal of Medical Economics.
o
“Impact of Cardiovascular Complications on Economic Burden for Patients with Hypertrophic Cardiomyopathy” in Journal of Cardiac Failure – Intersections.

omecamtiv mecarbil (cardiac myosin activator)

•
Continued conduct of COMET-HF, a confirmatory Phase 3 clinical trial of omecamtiv mecarbil in patients with symptomatic heart failure with severely reduced ejection fraction.

•
Published the following manuscripts:
o
“Efficacy and Safety of Omecamtiv Mecarbil in Heart Failure with Reduced Ejection Fraction According to Age: the GALACTIC-HF Trial” in Journal of the American College of Cardiology – Heart Failure.
o
“Multiple‑Dose Up‑Titration Study to Evaluate the Safety, Tolerability, and Pharmacokinetics of Omecamtiv Mecarbil in Healthy Chinese Subjects” in Drugs in R&D.

ulacamten (cardiac myosin inhibitor)

•
Continued patient enrollment in Cohort 1 of AMBER-HFpEF, a Phase 2 clinical trial of ulacamten in patients with symptomatic heart failure with preserved ejection fraction (HFpEF) with left ventricular ejection fraction (LVEF) ≥ 60%.

Pre-Clinical Development and Ongoing Research

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Continued pre-clinical development and research activities directed to additional muscle biology focused programs.

Corporate

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Supported a three-year initiative led by the American Heart Association to address disparities in access to care, diagnosis, and treatment for people living with HCM.

Expected 2026 Corporate Milestones

Cardiac Muscle Programs

MYQORZO® (aficamten) (cardiac myosin inhibitor)

•
Report topline results from ACACIA-HCM in Q2 2026.
•
Launch MYQORZO in Germany in Q2 2026.
•
Receive potential FDA approval of the sNDA for MAPLE-HCM in Q4 2026.
•
Complete enrollment in the adolescent cohort of CEDAR-HCM in Q4 2026.

•
Receive potential approval from Health Canada in 2H 2026.

omecamtiv mecarbil (cardiac myosin activator)

•
Continue patient enrollment in COMET-HF through 2026.

ulacamten (cardiac myosin inhibitor)

•
Complete enrollment in Cohort 1 of AMBER-HFpEF in Q1 2026, and complete enrollment in Cohort 2 by the end of 2026.

Ongoing research

•
Continue ongoing pre-clinical development and research activities directed to additional muscle biology focused programs

Fourth Quarter and Full Year 2025 Financial Results

Cash Equivalents and Investments

•
As of December 31, 2025, the company had approximately $1.22 billion in cash, cash equivalents and investments compared to $1.25 billion at September 30, 2025. The 2025 year-end balance includes $100 million in proceeds from the drawing on the Tranche 5 of the Royalty Pharma Multi Tranche Loan. Excluding the proceeds from this loan, cash, cash equivalents and investments would have declined by approximately $134 million during the fourth quarter of 2025.

Revenues

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Total revenues for the fourth quarter of 2025 were $17.8 million compared to $16.9 million for the same period in 2024. Total revenues for the full year of 2025 were $88.0 million compared to $18.5 million in 2024. Total revenues for the full year 2025 benefitted primarily from the successful completion of the technology transfer totaling $52.4 million to Bayer Consumer Care AG, an affiliate of Bayer AG, in the second quarter of 2025 and the recognition of $15.0 million in the fourth quarter of 2025 related to milestones triggered by the approvals of MYQORZO in the United States and China under the Sanofi License Agreement.

Research and Development (R&D) Expenses

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R&D expenses for the fourth quarter of 2025 were $104.4 million, which included $14.2 million of non-cash stock-based compensation expense, compared to $93.6 million for the same period in 2024, which included $12.5 million of non-cash stock-based compensation expense. R&D expenses for the full year of 2025 were $416.0 million, which included $54.5 million of non-cash stock-based compensation compared to $339.4 million in 2024, which included $44.0 million of non-cash stock-based compensation expense. The increase for the full year was primarily due to advancing our clinical trials, higher personnel-related costs including stock-based compensation, and medical affairs activities.

General and Administrative (G&A) Expenses

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G&A expenses for the fourth quarter of 2025 were $91.7 million, which included $16.3 million of non-cash stock-based compensation expense, compared to $62.3 million for the same period in 2024, which included $13.8 million of non-cash stock-based compensation expense. G&A expenses for the full year of 2025 were $284.3 million, which included $57.7 million of non-cash stock-based compensation compared to $215.3 million in 2024, which included $53.8 million of non-cash stock-based compensation expense. The increase for the full year was primarily driven by investments toward commercial readiness including the hiring of our U.S. sales force primarily in the fourth quarter of 2025 and higher non-sales personnel-related costs.

Net Income (Loss)

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Net loss for the fourth quarter of 2025 was $183.0 million, or $(1.50) per share, basic and diluted, compared to a net loss of $150.0 million, or $(1.26) per share, basic and diluted, for the same period in 2024. Net loss for the year of 2025 was $785.0 million, or $(6.54) per share, basic and diluted, compared to a net loss of $589.5 million, or $(5.26) per share, basic and diluted, in 2024.

2026 Financial Guidance

The company today announced financial guidance for 2026:

GAAP Combined R&D and SG&A Expense*	$830 million to $870 million
Non-cash stock-based compensation expense included in GAAP Combined R&D and SG&A Expense	$130 million to $120 million

*GAAP Combined R&D and SG&A expense does not include 1) collaboration expenses which can include reimbursed expenses and cost of inventory sales of aficamten to partners, 2) potential costs related to commercialization of aficamten in nHCM, and 3) the effect of GAAP adjustments as may be caused by events that occur subsequent to publication of this guidance including, but not limited to, Business Development activities.

Conference Call and Webcast Information

Members of Cytokinetics’ senior management team will review the company’s fourth quarter 2025 results on a conference call today at 4:30 PM Eastern Time. The conference call will be simultaneously webcast and can be accessed from the Investors & Media section of Cytokinetics’ website at www.cytokinetics.com or directly at the following link: Cytokinetics Q4 2025 Earnings Conference Call. An archived replay of the webcast will be available via Cytokinetics’ website for six months.

About Cytokinetics

Cytokinetics is a specialty cardiovascular biopharmaceutical company, building on its over 25 years of pioneering scientific innovations in muscle biology, and advancing a pipeline of potential new medicines for patients suffering from diseases of cardiac muscle dysfunction. Cytokinetics’ MYQORZO™ (aficamten) is a cardiac myosin inhibitor approved in the U.S., Europe and China for the treatment of adults with symptomatic obstructive hypertrophic cardiomyopathy (oHCM). Aficamten is also being studied for the potential treatment of non-obstructive HCM. Cytokinetics is also developing omecamtiv mecarbil, an investigational cardiac myosin activator for the potential treatment of patients with heart failure with severely reduced ejection fraction and ulacamten, an investigational cardiac myosin inhibitor for the potential treatment of heart failure with preserved ejection fraction, while continuing pre-clinical research and development in muscle biology.

For additional information about Cytokinetics, visit www.cytokinetics.com and follow us on X, LinkedIn, Facebook and YouTube.

Disclaimer

Omecamtiv mecarbil and ulacamten are investigational medicines. They have not been approved nor determined to be safe or efficacious for any disease state or any indication by FDA or any other regulatory agency.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Cytokinetics claims the protection of the Act’s Safe Harbor for forward-looking statements. Examples of such statements include, but not limited to, statements, express or implied, relating to our ability to launch MYQORZO in Germany in 2Q of 2026, our receipt of regulatory approval for our sNDA for MAPLE-HCM in Q4 of 2026, our or our partners’ research and development and commercial readiness activities, including the initiation, conduct, design, enrollment, progress, continuation, completion, timing and results of any of our clinical trials, or more specifically, our ability to complete enrollment of CEDAR-HCM and AMBER-HFpEF by any target date, our ability to complete patient enrollment of COMET-HF by any target date, our ability to announce the results of ACACIA-HCM in of the second quarter of 2026, our ability to announce the results of any of our clinical trials by any particular date, the timing of interactions with FDA or any other regulatory authorities in connection to any of our drug candidates and the outcomes of such interactions; statements relating to the potential patient population who could benefit from aficamten, omecamtiv mecarbil, ulacamten, CK-089 or any of our other drug candidates; statements relating to our ability to receive additional capital or other funding, including, but not limited to, our ability to meet any of the conditions relating to or to otherwise secure additional loan disbursements under any of our agreements with entities affiliated with Royalty Pharma or additional milestone payments from Sanofi or Bayer in connection with our collaborations for aficamten in China or Japan respectively; statements relating to our operating expenses or cash utilization for the remainder of 2025 or any other period, and statements relating to our cash balance at any particular date or the amount of cash runway such cash balances represent at any particular time. Such statements are based on management's current expectations, but actual results may differ materially due to various risks and uncertainties, including, but not limited to Cytokinetics’ need for additional funding and such additional funding may not be available on acceptable terms, if at all; potential difficulties or delays in the development, testing, regulatory approvals for trial commencement, progression or product sale or manufacturing, or production of Cytokinetics’ drug candidates that could slow or prevent clinical development or product approval; patient enrollment for or conduct of clinical trials may be difficult or delayed; the FDA or foreign regulatory agencies may delay or limit Cytokinetics’ or its partners’ ability to conduct clinical trials; Cytokinetics may incur unanticipated research and development and other costs; standards of care may change, rendering Cytokinetics’ drug candidates obsolete; and competitive products or alternative therapies may be developed by others for the treatment of indications Cytokinetics’ drug candidates and potential drug candidates may target. For further information regarding these and other risks related to Cytokinetics’ business, investors should consult Cytokinetics’ filings with the Securities and Exchange Commission, particularly under the caption “Risk Factors” in Cytokinetics’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. Forward-looking statements are not guarantees of future performance, and Cytokinetics’ actual results of operations, financial condition and liquidity, and the development of the industry in which it operates, may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that Cytokinetics makes in this press release speak only as of the date of this press release. Cytokinetics assumes no obligation to update its forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

CYTOKINETICS® and the CYTOKINETICS C-shaped logo are registered trademarks of Cytokinetics in the U.S. and certain other countries.

MYQORZOTM is a trademark of Cytokinetics in the U.S., and a registered trademark in the European Union.

MYQORZO & You TM is a trademark of Cytokinetics in the U.S.

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Contact:

Cytokinetics

Diane Weiser

Senior Vice President, Corporate Affairs

(415) 290-7757

Cytokinetics, Incorporated
Condensed Consolidated Balance Sheets
(in thousands)

	December 31, 2025	December 31, 2024
	(unaudited)
ASSETS
Current assets:
Cash and short-term investments	$ 882,221	$ 1,076,014
Other current assets	34,754	31,926
Total current assets	916,975	1,107,940
Long-term investments	335,048	145,055
Property and equipment, net	79,194	65,815
Operating lease right-of-use assets	75,979	75,158
Other assets	17,341	7,705
Total assets	$ 1,424,537	$ 1,401,673
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$ 105,615	$ 75,692
Short-term operating lease liabilities	19,111	18,978
Current portion of convertible and long-term debt	41,181	11,520
Derivative liabilities measured at fair value	31,100	11,300
Deferred revenue	1,612	52,370
Other current liabilities	3,833	9,814
Total current liabilities	202,452	179,674
Term loan, net	246,384	93,227
Convertible notes, net	869,597	552,370
Liabilities related to revenue participation right purchase agreements, net	520,559	462,192
Long-term operating lease liabilities	107,970	112,582
Liabilities related to RPI Transactions measured at fair value	137,200	137,000
Total liabilities	2,084,162	1,537,045
Commitments and contingencies
Stockholders' deficit
Common stock	123	118
Additional paid-in capital	2,826,341	2,563,876
Accumulated other comprehensive income	630	2,398
Accumulated deficit	(3,486,719)	(2,701,764)
Total stockholders' deficit	(659,625)	(135,372)
Total liabilities and stockholders' deficit	$ 1,424,537	$ 1,401,673

Cytokinetics, Incorporated
Condensed Consolidated Statements of Operations
(in thousands except per share data)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Revenues:
Collaboration revenues	$ 2,755	$ 1,927	$ 8,686	$ 3,474
License and milestone revenues	15,000	15,000	79,353	15,000
Total revenues	17,755	16,927	88,039	18,474
Operating expenses:
Research and development	104,398	93,629	416,026	339,408
General and administrative	91,723	62,338	284,271	215,314
Total operating expenses	196,121	155,967	700,297	554,722
Operating loss	(178,366)	(139,040)	(612,258)	(536,248)
Interest expense	(14,274)	(8,938)	(45,579)	(37,701)
Non-cash interest expense on liabilities related to revenue participation right purchase agreements	(16,061)	(13,656)	(58,289)	(48,811)
Interest and other income, net	11,470	15,014	48,420	51,534
Change in fair value of derivative liabilities	900	1,200	4,200	1,300
Change in fair value of liabilities related to RPI Transactions	13,300	(4,600)	(200)	(19,600)
Debt conversion expense	—	—	(121,249)	—
Net loss	$ (183,031)	$ (150,020)	$ (784,955)	$ (589,526)
Net loss per share — basic and diluted	$ (1.50)	$ (1.26)	$ (6.54)	$ (5.26)
Weighted-average shares in net loss per share — basic and diluted	122,434	118,075	120,103	111,979